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                                                                     EXHIBIT 4.3


                                    FORM OF NOTE



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE NOTE PURCHASE AGREEMENT(S) DATED AS OF APRIL 24, 1997, A COPY OF WHICH MAY BE OBTAINED FROM ECONOPHONE, INC.


                                   ECONOPHONE, INC.

               SENIOR SECURED INCREASING RATE NOTES DUE APRIL 24, 1998



No.__________                                       Dated:  __________ __, 199_
$____________


         FOR VALUE RECEIVED, the undersigned, ECONOPHONE, INC., a New York corporation (the "COMPANY"), HEREBY PROMISES TO PAY to [NAME OF PURCHASER], or its registered assigns, the principal amount of [SPECIFY PRINCIPAL AMOUNT EVIDENCED BY THIS NOTE IN WORDS] DOLLARS, or such lesser unpaid principal amount as shall be outstanding hereunder, on April 24, 1998, together with interest (computed on the basis of a 360-day year of twelve 30-day months) at the interest rates and payable at such times as are specified below.

         Interest on the unpaid balance of the principal amount of this Note shall accrue at a rate per annum equal to: (a) 15% per annum from (and including) April 24, 1997 to (but excluding) October 24, 1997; (b) 16% per annum from (and including) October 24, 1997 to (but excluding) January 24, 1998; and
(c) 17% per annum from (and including) January 24, 1998 and at all times thereafter until the unpaid principal balance of this Note shall be paid in full (whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise), payable quarterly on June 30, September 30, December 31 and March 31 of each year, commencing June 30, 1997, and on the date on which the unpaid principal balance of this Note shall be paid in full; PROVIDED, HOWEVER, that any overdue payment (including, without limitation, any overdue prepayment, redemption or repurchase) of principal and, to the extent permitted by applicable law, any overdue payment of interest and premium, if any, shall accrue interest at a rate per annum equal at all times to 3% per annum in excess of the rate of interest otherwise in effect hereunder at such time, payable quarterly on each of the dates on which interest is otherwise payable under the provisions set forth above and, at the option of the registered holder of this Note, upon demand, until the unpaid principal balance of this Note shall be paid in full.

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         Payments of principal of, and interest and premium, if any, on, this
Note are payable in lawful money of the United States of America at the place designated therefor as set forth in Section 13.1 of the Note Purchase Agreements, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement(s) referred to above. Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         This Note is one of a series of Senior Secured Increasing Rate Notes due April 24, 1998 (collectively, the "NOTES") originally issued or to be issued in an aggregate principal amount of up to $15,000,000 pursuant to one or more Note Purchase Agreements dated as of April 24, 1997 (as amended, supplemented or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENTS"; capitalized terms not otherwise defined herein having the same meanings as specified in the Note Purchase Agreements) between the Company and the respective purchasers of the Notes (collectively, the "PURCHASERS") named therein. The holder of this Note is entitled to the benefits of the Note Purchase Agreements and may enforce the agreements of the Company therein and of the Obligors in the other Note Documents in accordance with the respective terms thereof, and may enforce the rights and remedies provided for thereby or otherwise available in respect thereof in accordance with the respective terms thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreements and (ii) to have made the representations set forth in Sections 6.1, 6.2 and 6.3 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in and subject to the terms of the Note Purchase Agreements, is transferable only upon surrender of this Note for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note or his attorney duly authorized in writing), at which time a new Note for a like principal amount will be issued to, and registered in the name of, the
permitted transferee.    Reference in this Note to a "HOLDER" shall mean the
person or entity in whose name this Note is at the time registered in the register kept by the Company as provided in Section 12.1 of the Note Purchase Agreements and, prior to due presentment for registration of transfer, the Company may treat such person or entity as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company is required to make offers of repurchase upon the occurrence of the events and on the terms specified in Section 7.2 of the Note Purchase Agreements and is required to make redemptions of principal on the dates and in the amounts specified in Section 7.3 of the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Section 7.1 of the Note Purchase Agreements.

         This Note is secured by, and is entitled to the benefits of, the Shareholder Pledge Agreements dated as of April 24, 1997 made by each of the Persons listed on the signature pages thereof in favor of Morgan Stanley Group Inc., as collateral agent for the Purchasers and the other holders of the Notes, and shall be further secured from time to time by additional shares of capital stock of, and other equity interests in, the Company owned by the Shareholders and by certain property and assets of the Company and its Subsidiaries, in each case, pursuant to the terms of Section 8.10 of the Note Purchase Agreements.
The holder of this Note, by its acceptance hereof, hereby appoints Morgan
Stanley

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                                          3


Group Inc. as the Collateral Agent and authorizes Morgan Stanley Group Inc., in its capacity as the Collateral Agent, to exercise such powers and discretion under the Note Purchase Agreements and the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The holder of this Note, by its acceptance hereof, hereby further agrees to be bound by all of the terms and provisions relating to the Collateral Agent's rights, responsibilities and protections as are set forth in the Collateral Documents or appended to this Note and, if reasonably requested by the Collateral Agent, agrees to enter into a collateral agency agreement with the Collateral Agent, the Company and the other holders of the Notes setting forth such rights, responsibilities and protections of the Collateral Agent as the Collateral Agent shall reasonably specify.

         If an Event of Default shall occur and be continuing, the unpaid balance of principal of this Note and any accrued and unpaid interest and other amounts payable hereon may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in Section 11 of the Note Purchase Agreements.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                       ECONOPHONE, INC.


                                       By_____________________
                                            Name:
                                            Title: